Exhibit 31.1
                                 Certifications

I, Robert C. Shreve, Jr., certify that:

1.   I have reviewed this annual report on Form 10-KSB of Avatar Systems Inc.;

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

4. I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-14 and 15 (e)) for the registrant and I have:

     a) designed such disclosure controls and procedures to ensure that material information relating to the registrant is made known to me by others within those entities, particularly during the period in which this annual report was prepared;

     b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of December 31, 2004 and in this annual period presented in this report ("Evaluation Date"); and

     c) presented in this annual report my conclusions about the effectiveness of the disclosure controls and procedures based on the required evaluation as of the Evaluation Date;

5. I have disclosed, based on my most recent evaluation, to the registrant's independent registered public accounting firm and the audit committee of registrant's board of directors (or persons performing the equivalent function):

     a) all significant deficiencies and material weaknesses in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial information; and

     b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date:     March 31, 2005
                              /s/ Robert C. Shreve, Jr.
                             ---------------------------------------------------
                             Chief Executive Officer and Chief Financial Officer (principal executive and accounting officer)